1 Summary of Dodd-Frank Act Stress Test Results Under Supervisory Severely Adverse Scenario Summary of Results Submitted to the Federal Reserve as of July 28, 2017 I. Introduction A. Background SVB Financial Group, a U.S. bank holding company (“SVBFG” or the “Company”), is disclosing the results of its 2017 company-run stress test as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and the regulations (“DFAST rules”) implemented by the Board of Governors of the Federal Reserve System (“Federal Reserve”) thereunder. The DFAST rules require bank holding companies (“BHCs”) with more than $10 billion but less than $50 billion in total consolidated assets, such as SVBFG, to perform annual company-run stress tests to assess the potential impact of at least three macroeconomic scenarios prescribed by the DFAST rules – “baseline”, “adverse” and “severely adverse” – on their consolidated balance sheets (including on risk-weighted assets), net revenues, losses, and capital. The stress tests are intended to assess the potential impact of hypothetical economic scenarios on the Company’s operations and capital adequacy over a defined nine quarter planning horizon. Under the DFAST rules, SVBFG is required to publicly disclose the results of its company- run stress tests under a hypothetical severely adverse economic scenario (“Supervisory Severely Adverse Scenario”). This scenario was released by the Federal Reserve under the “2017 Supervisory Scenarios for Annual Stress Tests Required under the Dodd-Frank Act Stress Testing Rules and the Capital Plan Rule,” dated as of February 10, 2017. The Supervisory Severely Adverse Scenario is characterized by a hypothetical severe global recession that is accompanied by a period of heightened stress impacting corporate loans and commercial real estate markets. The scenario assumes that: (i) the level of U.S. real gross domestic product begins to decline in the first quarter of 2017 and reaches a trough in the second quarter of 2018 at levels well below growth rates prior to the 2008-2009 recession; (ii) the U.S. unemployment rate increases to 10% by the third quarter of 2018, and consumer price inflation falls to about 1.25% at an annual rate by the second quarter of 2017 and then rises to about 1.75% at an annual rate by the middle of 2018; (iii) equity prices fall sharply, declining 50% by the end of 2017 and market volatility increases similar to levels attained in 2008; (iv) yields on short-term U.S. Treasury securities fall and remain near zero throughout the nine quarter scenario and rates on the 10-year U.S. Treasury decline to 0.75% in the first quarter of 2017, increasing gradually to 1.50% by the first quarter of 2019; (v) housing prices and commercial real estate values also suffer, falling 25% and 35%, respectively, through the first quarter of 2019.

2 This summary of SVBFG’s company-run stress test results contains: (i) a description of the types of risks included in the Supervisory Severely Adverse Scenario stress test; (ii) a summary description of the methodologies used in such stress test; (iii) estimates of certain financial results and pro forma capital ratios after applying such stress test; and (iv) explanations of the most significant causes for the changes in regulatory capital ratios. This summary also contains the company-run stress test results under the Supervisory Severely Adverse Scenario for the Company’s principal banking subsidiary, Silicon Valley Bank (the “Bank”), as required by the DFAST rules. The Bank is a California state-chartered Federal Reserve member bank that is also subject to annual stress test requirements under the DFAST rules. B. Considerations Regarding the Results Disclosed In reviewing the results disclosed in this summary, the following should be considered: • The planning cycle of the stress test results set forth in this summary spans a nine quarter planning horizon, from the beginning of the first quarter of 2017 through the first quarter of 2019 (“9Q Planning Horizon”). • The Supervisory Severely Adverse Scenario describes a set of hypothetical conditions designed to assess the strength of banking organizations and their resilience to severely adverse economic environments. The scenario is not a forecast of economic conditions and investors should not view or rely on the results disclosed herein as forecasts of actual financial results for SVBFG or the Bank. The Company’s future financial results and conditions may be influenced by actual economic and financial conditions, risks described in the Company’s Annual Report on Form 10-K or its quarterly reports on Form 10-Q (as filed with the Securities and Exchange Commission), as well as unforeseen factors. • The results of SVBFG’s stress test, including the impact on regulatory capital ratios, are driven by SVBFG’s capital composition and the overall mix of assets and off- balance sheet exposures. The majority of SVBFG’s risk assets are comprised of high- quality fixed-income investment securities that contribute a relatively small amount to total regulatory risk-weighted assets.1 As a result, changes in SVBFG’s regulatory capital caused by conditions under the Supervisory Severely Adverse Scenario come primarily from changes in loan volume, off-balance sheet exposures (such as unfunded commitments to lend), adverse credit quality, and to a lesser extent, the 1 As of December 31, 2016, SVBFG’s fixed-income investment portfolio totaled $21.1 billion (the sum of the Company’s total held-to-maturity securities and total available-for-sale securities, as reported in the Company’s FR Y-9C Schedule HC-B as of the same date), which represented 47% of SVBFG’s total consolidated assets. For purposes of calculating regulatory capital ratios, SVBFG’s fixed-income investment portfolio had a weighted average regulatory risk-weight of approximately 5%.

3 impact on noninterest income from changes in non-marketable investments and warrant assets. • Noninterest expense is comprised primarily of salary (fixed) and performance-based compensation (variable) and “in-process” infrastructure projects. Noninterest expense projected in the Supervisory Severely Adverse Scenario is lower than would otherwise be projected under normal conditions due primarily to reductions in performance-based compensation and infrastructure spending. This assumption is consistent with the Company’s historical behavior under economic stress. II. Risks Included in SVBFG’s Company-Run Stress Test SVBFG’s stress test results specifically include the following four risk categories, which are incorporated primarily through quantitative models: • Credit Risk. Credit risk is the risk of loss resulting from the failure of a borrower or counterparty to meet its financial or contractual obligations to the Company and its subsidiaries. Under stressed economic conditions, the likelihood of credit losses may increase due to the failure of SVBFG’s borrowers and counterparties to meet their obligations. • Market/Liquidity Risk. Market risk is the risk of adverse fluctuations in the market value of financial instruments due to changes in market interest rates. Market risks include foreign currency exchange risk and equity price risk. Liquidity risk is the risk to current or anticipated earnings or capital arising from an inability to meet obligations when they come due or to fund unexpected changes in business volume. Increases in loan utilizations and/or deposit attrition, as well as decreases in the market value of investment securities, will likely coincide with severe economic stress. In such a case, SVBFG may experience reduced cash flows and credit availability and/or limited access to capital markets, which may increase its reliance on higher cost funding sources. • Interest Rate Risk. Interest rate risk is the risk of loss arising from potential adverse changes in the value of SVBFG’s assets and liabilities resulting from changes in interest rates. Interest rate exposure may affect the carrying value of assets that are subject to changes in fair market valuation. SVBFG’s net interest income may also be negatively affected by interest rate repricing differences between assets and liabilities. • Operational Risk. Operational risk is the risk of loss resulting from inadequate or failed internal processes or systems; human errors or misconduct; or external events. Operational losses may result from, among other things, internal/external fraud; information security breaches or cybersecurity-related incidents; failure to meet professional obligations involving clients, products or business practices; and business disruptions or systems failures.

4 In addition, as part of the overall process for stress testing and setting internal capital limits, SVBFG considers other risks, which are generally assessed on both a quantitative and qualitative basis: • Model Risk. SVBFG utilizes models to quantify risks that are inherently difficult to estimate, such as credit, market, liquidity, interest rate and operational risks. Model risk is the risk of adverse consequences arising from decisions based on incorrect or misused model outputs and reports. Model risk may result from flaws in model design, use of inadequate or incomplete data within models, or incorrect or inappropriate utilization of models. • Legal/Compliance Risk. Legal/compliance risk is the risk of loss or increased costs resulting from regulatory restrictions or requirements on SVBFG’s activities or the conduct of its business. Legal/compliance risk also is the risk of loss arising from violations of laws, rules, regulations or ethical standards, and includes exposure to orders, fines, penalties, and punitive damages resulting from litigation or regulatory actions. • Strategic/Reputation/Country Risk. Strategic risk is the risk of loss that may arise from adverse business decisions, poor implementation of business strategy or lack of responsiveness to changes in the banking industry and operating environment. Reputation risk is the risk to current or anticipated earnings, capital or enterprise value arising from negative public opinion. Country risk is the risk that a sovereign event or action alters the value or terms of contractual obligations of obligors, counterparties and issuers or adversely affects markets related to a particular country. III. Stress Test Methodology The Finance Committee of the Company’s Board of Directors (“Finance Committee”) oversees the overall stress testing process at the Board level. The Company’s Capital and Risk Committee (“C&R Committee”) oversees the stress testing process at the management level. Senior management is directly responsible for developing, implementing, and monitoring the actual stress testing process. The stress testing process is formally managed by a working group consisting of representatives from the Company’s Credit, Risk Management, Finance, and Compliance functions. Internal Audit also participates in the process, providing reviewing and evaluating the effectiveness of established internal controls. The working group meets regularly throughout the process to ensure that assumptions, loss estimates, and controls are appropriately reviewed, and assessed before being elevated to the Company’s C&R Committee. In turn, the C&R Committee reviews and challenges the preliminary stress test results before the results are reviewed by the Finance Committee. The Company’s stress testing framework utilizes both quantitative and qualitative estimation methodologies, as appropriate, to project capital levels through the 9Q Planning Horizon. Quantitative methodologies are based on statistical models (mainly regression-based

5 analyses of time series data) developed by management, while qualitative methodologies are largely based on management’s subjective business judgment. In addition, macroeconomic variables associated with applied scenarios are incorporated into models where applicable. In particular, SVBFG applies specific methodologies for estimating and modeling the key projections under the Supervisory Severely Adverse Scenario are discussed below: • Pre-Provision Net Revenue (“PPNR”). PPNR consists of: (i) net interest income and noninterest income; less (ii) noninterest expense. PPNR projections are based on projections of loan and deposit volumes, noninterest income and noninterest expense, as follows: o Loans and Deposits. Projection of loan and deposit volumes using regression- based analyses of time series data related to the macroeconomic variables provided under the Supervisory Severely Adverse Scenario. o Net Interest Income. Utilization of an asset-liability management model to project periodic changes in the balance sheet, interest income and interest expenses related to the changes in volumes and interest rates contemplated by the macroeconomic variables provided under the Supervisory Severely Adverse Scenario. o Noninterest Income and Noninterest Expense. Projections of noninterest income and noninterest expense using econometric models. • Operational Risk Losses. Operational risk quantification models are used to establish appropriate risk profiles for purposes of estimating operational losses in a stressed economic environment. Operational risks are characterized by high frequency, low severity losses, as well as the potential for extreme, yet lower probability, losses. For purposes of modeling an appropriate severity for operational losses, SVBFG applies commonly used statistical distributions to assess an appropriate number of operational failures consistent with the Supervisory Severely Adverse Scenario. • Loan Losses. Historical loan portfolio data, which includes two significant economic downturns, is used to estimate changes in key credit model inputs based on macroeconomic variables provided under the Supervisory Severely Adverse Scenario. A bottoms-up loss estimation approach is applied to generate projections of changes in the probability of default, loss given default rates, and credit quality migration of borrowers in the loan portfolio. Key variables related to credit quality behavior are employed to estimate changes in loan losses.

IV. SVBFG Cumulative Stress Test Results under the Supervisory Severely Adverse Scenario

SVBFG's cumulative stress test results under the Supervisory Severely Adverse Scenario for the 9Q Planning Horizon are presented below.

A. Estimates of Aggregate Losses, Pre-Provision Net Revenues, Loan Loss Provisions and Net Income

Table 1 below shows the cumulative estimates of SVBFG's projected aggregate gains or losses, PPNR and loan loss provisions resulting in changes in net income before taxes through the 9Q Planning Horizon. Aggregate losses consist primarily of provisions for loan losses, and to a much lesser extent, operational risk losses.

Table 1. Projected Losses, Revenue and Net Income Before Taxes (1Q2017 through 1Q2019)

Supervisory Severely Adverse Scenario	9-Qtr Total ($ in Millions)
Net Interest Income	$ 2,337.2
plus Noninterest Income	903.7
less Noninterest Expense *	1,430.2
Pre-Provision Net Revenue	**1,810.7**
plus Other Revenues	0
less Provision for Loan Losses	743.6
+/- Realized gains/(losses) on Held-to Maturity (HTM)/Available-for-Sale (AFS) securities	0
Net Income (Loss) Before Taxes	**$ 1,067.1**

* Noninterest expense includes losses related to operational risks and expenses related to staffing, legal, compliance, occupancy and professional services.

Table 2 provides details on cumulative estimates of loan losses based on the Federal Reserve's reporting templates:

Table 2. Projected Loan Losses by Type of Loans (1Q2017 through 1Q2019)

Supervisory Severely Adverse Scenario	9-Qtr Losses ($ in Millions)	Cumulative Loss Rate (in %) **
First Lien Mortgages, Domestic	14.1	1.0%
Commercial and Industrial	456.4	4.1%
Other Construction loans	1.0	1.0%
Multi-Family Loans	0.1	1.4%
Non-farm, Non-residential Other Loans	0.3	0.8%
Other Consumer Loans	1.5	3.5%
Other Loans	99.1	1.5%
Total Loan Losses	**$ 572.5**	**2.9%**

** Cumulative loss rates (by loan type) are calculated based on the credit quality migration and default rate projections in each category relative to average quarterly loan volume throughout the planning horizon.

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7 B. Estimates of Pro Forma Capital Ratios Capital Action Assumptions for SVBFG and the Bank The DFAST rules require SVBFG to take into account its actual capital actions as of the end of the first quarter of the 9Q Planning Horizon (the end of the first quarter of 2017). For the second through ninth quarters of the 9Q Planning Horizon (second quarter of 2017 through first quarter of 2019), the DFAST rules require SVBFG to make certain capital action assumptions relating to common stock dividends, payments on certain eligible instruments, redemptions or repurchases of certain eligible capital instruments and issuances of common stock or preferred stock (excluding issuances related to expensed employee compensation). Specifically, based on such requirements, for the second through ninth quarters of the 9Q Planning Horizon, SVBFG and the Bank assumed the following: • No dividends paid on SVBFG’s common stock; • No authorized share repurchases; • No issuances of common stock or preferred stock, except for those related to employee compensation plans; and • $7.88 million in cumulative distribution payments relating to outstanding trust preferred securities.2 Under the DFAST rules, these capital action assumptions are applicable only to SVBFG, but are not applicable to the Bank. Projected Capital Ratios Table 3 below sets forth SVBFG’s actual regulatory capital ratios and projected regulatory capital ratios under the Supervisory Severely Adverse Scenario: 2 Amounts assumed to be declared and payable quarterly on $50 million of 7% Junior Subordinated Debentures, issued in connection with the issuance of certain 7% Cumulative Trust Preferred Securities due October 2033. These notes qualify as Tier 1 Capital, but not Common Equity Tier 1 Capital; therefore, the impact is only applicable to the Tier 1 and Total Risk-Based Capital Ratios and the Tier 1 Leverage Ratio.

Table 3. SVBFG Actual 4Q2016 and Stressed Capital Ratios through 1Q2019^			
Regulatory Capital Ratio	**Actual 4Q2016**	**Ending 1Q2019**	**Minimum^^**
Common Equity Tier 1	12.80%	18.53%	15.00%
Tier 1 Risk-Based Capital Ratio	13.26%	18.92%	15.46%
Total Risk-Based Capital	14.21%	20.17%	16.71%
Tier 1 Leverage	8.34%	12.46%	9.51%

^ All projected capital ratios are calculated based on capital action assumptions provided under the DFAST rules. These projections represent hypothetical estimates that involve an economic outcome that is more adverse than management expectations. These estimates are not management's forecasts of expected losses, revenues, net income before taxes, or capital ratios.

^^ The minimum capital ratios presented are the lowest results for any quarter over the 9Q Planning Horizon.

Table 4 below sets forth the Bank's actual regulatory capital ratios and projected regulatory capital ratios under the Supervisory Severely Adverse Scenario:

Table 4. Bank Actual 4Q2016^ and Stressed Capital Ratios through 1Q2019^^			
Regulatory Capital Ratio	**Actual 4Q2016**	**Ending 1Q2019**	**Minimum**
Common Equity Tier 1	12.65%	17.85%	14.97%
Tier 1 Risk-Based Capital Ratio	12.65%	17.85%	14.97%
Total Risk-Based Capital	13.66%	19.18%	16.30%
Tier 1 Leverage	7.67%	11.21%	8.80%

^ All projected capital ratios are calculated based on capital action assumptions provided under the DFAST rules. These projections represent hypothetical estimates that involve an economic outcome that is more adverse than management expectations. These estimates are not management's forecasts of expected losses, revenues, net income before taxes, or capital ratios.

^^ The minimum capital ratios presented are the lowest results for any quarter over the 9Q Planning Horizon.

For both SVBFG and the Bank, the stressed minimum and ending capital ratios remained above "well-capitalized" regulatory minimum levels and above the Company's internally established capital management policy minimums.

V. Key Drivers of Changes to Capital Ratios

Adverse changes to SVBFG's capital ratios under the Supervisory Severely Adverse Scenario are driven primarily by credit losses and decreases in PPNR (lower net interest income, nonmarketable securities losses, warrant losses and operational risk losses). Offsetting the adverse changes noted above are a decline in regulatory risk-weighted assets, driven primarily by lower loan volume.

Substantially all of SVBFG's total consolidated risk-weighted assets are held at the Bank, SVBFG's primary operating subsidiary.[3] Increases in capital ratios, despite the adverse impact from higher credit and operational losses, are due primarily to a decrease in risk-weighted

[3] As of December 31, 2016, 95% of SVBFG's total consolidated risk-weighted assets were held at the Bank level.

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9 assets resulting from lower loan volume. Additionally, most of SVBFG’s total consolidated equity capital is attributable to the Bank.4 With the exception of losses on non-marketable securities and warrants, which are held at the parent company level and thus only impact SVBFG, the key drivers of changes to the Bank’s capital ratios are generally the same as those at the consolidated SVBFG parent company level, because the Bank is consolidated into SVBFG for regulatory capital purposes. Credit Losses. Under the Supervisory Severely Adverse Scenario, declining economic conditions result in an increase in nonperforming loans, which drives up credit loss rates. SVBFG’s Commercial and Industrial (“C&I”) loans contribute the largest nominal impact on capital with $456.4 million in cumulative losses over the 9Q Planning Horizon. Similarly, losses from C&I loans also produce among the highest default rates (4.1% based on average quarterly balances) across SVBFG’s loan categories under the Supervisory Severely Adverse Scenario. In aggregate, credit losses flow directly through retained earnings (a component of equity) and create the largest negative impact on SVBFG’s capital ratios. Pre-Provision Net Revenues. Under the Supervisory Severely Adverse Scenario, changes in PPNR are significantly impacted by a decline in cumulative net interest income and non- interest income but are offset by a reduction in non-interest expense. Net interest income and noninterest income totaling $3,240.9 million is partially offset by $1,430.2 million in noninterest expenses5 resulting in PPNR of $1,810.7 million. Additionally, $743.6 million in cumulative expenses tied to provisions for loan losses result in a net impact on capital of $1,067.1 million coming from PPNR and provision expenses during the 9Q Planning Horizon. Specifically, negative impacts on PPNR and provision in the stress scenario include lower net interest income driven primarily from decreasing interest rates under the Supervisory Severely Adverse Scenario. Interest rates decline very dramatically in the first quarter of the 9Q Planning Horizon and then recover slowly over the nine-quarter period resulting in further margin compression on earning assets and, ultimately, lower net interest income. Risk-Weighted Assets. A significant portion of SVBFG’s balance sheet consists of a fixed- income investment portfolio of high-quality U.S. Treasury notes and securities issued and backed by government sponsored enterprises (e.g., the Federal Home Loan Bank, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation). Due to its high-quality nature, SVBFG’s fixed-income investment portfolio contributes only a small amount to total regulatory risk-weighted assets.6 Therefore, although the vast majority of the Company’s balance sheet is considered low-risk under the capital rules, the Company’s capital ratios are particularly sensitive to changes in the volume of its loan portfolio, which includes both loans and unfunded lending commitments. Under the Supervisory Severely Adverse 4 As of December 31, 2016, 94% of SVBFG’s total consolidated equity capital was held at the Bank level. 5 Noninterest expenses include losses related to operational risks and expenses related to staffing, legal, compliance, occupancy and professional services. 6 Additionally, because the high-quality fixed-income investment portfolio consists primarily of U.S. Treasury notes and securities issued and backed by Government Sponsored Enterprises, the Company does not believe modeling credit losses or other negative impacts from Other-than-Temporary Impairment is appropriate.

10 Scenario, loan volumes are projected either to decline or only increase by an insignificant amount as compared to other scenarios during the 9Q Planning Horizon, given the severe impact on the economy and increase in credit losses. Lower loan volume reduces regulatory risk-weighted assets, which has a net positive impact on the Company’s risk-based capital ratios. A reduction in total risk-weighted assets offsets, to a limited extent, the negative impact on regulatory capital from credit losses and decreases in PPNR. The following charts represent the impact of each of the material drivers of changes in Common Equity Tier 1 and Tier 1 Leverage ratios7 for SVBFG under the Supervisory Severely Adverse Scenario. Ratio changes at the Bank level were similarly impacted from credit losses, operational risk and changes in risk-weighted assets (“RWA”). The Bank ‘s results are not impacted by gains or losses from nonmarketable securities or warrants: 7 No charts for Total Capital or Tier 1 Capital are included, because both categories are primarily comprised of Common Equity Tier 1 Capital; hence, the impact of changes to Common Equity Tier 1 Capital is largely consistent with Total Capital and Tier 1 Capital.

11 VI. Conclusion The results of SVBFG’s stress test over the 9Q Planning Horizon under the Supervisory Severely Adverse Scenario show significant impacts on capital that are attributable to credit risk, market/liquidity risk and interest rate risk. Risk-based capital ratios and the Leverage Ratio increase over the forecast horizon primarily because of declines in loan volume (resulting in lower risk-weighted assets) despite experiencing the negative impacts of increasing credit and operational losses. Throughout the 9Q Planning Horizon under such scenario, regulatory capital ratios for both SVBFG and the Bank remain above the “well-capitalized” regulatory minimums as well as above the internally established capital management policy minimums. VII. Forward-Looking Statements Disclaimer This disclosure contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond SVBFG’s control. Forward- looking statements are statements that are not historical facts, such as forecasts of SVBFG’s future financial results and condition, expectations for SVBFG’s operations and business, and SVBFG’s underlying assumptions of such forecasts and expectations. In addition, forward- looking statements generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. In this disclosure, SVBFG makes forward-looking statements discussing management’s expectations under hypothetical scenarios about, among other things, economic conditions; opportunities in the market; the outlook on SVBFG’s clients' performance; SVBFG’s financial, credit, and business performance, including potential investment gains/losses; loan growth, loan mix and loan yields; expense levels; and financial results (and the components of such results) for certain quarters in, and for, the 9Q Planning Horizon, which spans the period between the first quarter of 2017 through the first quarter of 2019. Although SVBFG believes that the expectations reflected in SVBFG’s forward-looking statements are reasonable, SVBFG has based these expectations on its current beliefs as well as its assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside SVBFG’s control. SVBFG’s actual results of operations and financial performance could differ significantly from those expressed in or implied by SVBFG’s management’s forward-looking statements. Important factors that could cause SVBFG’s actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others: (i) market and economic conditions, including the interest rate environment, and the associated impact on SVBFG; (ii) changes in the volume and credit quality of the Bank’s loans as well as volatility of its levels of nonperforming assets and charge-offs; (iii) the impact of changes in interest rates or market levels or factors affecting or affected by them, especially on SVBFG’s loan and investment portfolios; (iv) changes in the levels of SVBFG’s loans, deposits and client

12 investment fund balances; (v) changes in the performance or equity valuations of funds or companies in which SVBFG has invested or hold derivative instruments or equity warrant assets; (vi) variations from SVBFG’s expectations as to factors impacting its cost structure; (vii) changes in SVBFG’s assessment of the creditworthiness or liquidity of its clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity; (viii) variations from SVBFG’s expectations as to factors impacting the timing and level of employee share-based transactions; (ix) variations from SVBFG’s expectations as to factors impacting its estimate of its full-year effective tax rate; (x) changes in applicable accounting standards and tax laws; and (xi) regulatory or legal changes or their impact on SVBFG. For additional information about these and other factors, please refer to SVBFG’s public reports filed with the U.S. Securities and Exchange Commission, including under the caption “Risk Factors” in SVBFG’s most recent Annual Report filed on Form 10-K. The forward-looking statements included in this disclosure are made only as of the date of this disclosure. SVBFG does not intend, and undertakes no obligation, to update these forward- looking statements. * * * * *